UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 31, 2015

AURORA DIAGNOSTICS HOLDINGS, LLC

(Exact name of registrant as specified in charter)

Delaware	333-176790	20-4918072

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11025 RCA Center Drive, Suite 300, Palm Beach Gardens, Florida  33410

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (866) 420-5512

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On March 31, 2015, Aurora Diagnostics Holdings, LLC (the “Company”) and certain other parties thereto entered into a waiver (the “Waiver”) under its Financing Agreement dated as of July 31, 2014, by and among Aurora Diagnostics, LLC, as borrower (the “Borrower”), the Company and certain subsidiaries of the Borrower parties thereto, as guarantors, the various lenders from time to time party thereto, as lenders (the “Lenders”), and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

Pursuant to the Waiver, the Lenders have agreed to waive any Default or Event of Default arising from the failure of the Company to provide certain financial reporting, including its audited 2014 financial statements.  Unless the 2014 financial statements are earlier delivered, the Waiver will expire upon the earlier of June 15, 2015 or the occurrence of an “Event of Default” under the Company’s 10.750% Senior Notes due 2018.

This description of the Waiver is not complete and is qualified in its entirety by reference to the entire Waiver, a copy of which is attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits.

(d)  Exhibits

10.2            Waiver to Financing Agreement dated as of March 31, 2015, by and among Aurora Diagnostics, LLC, as borrower, Aurora Diagnostics Holdings, LLC, and certain subsidiaries of Aurora Diagnostics, LLC, as guarantors, various lenders from time to time party thereto, as lenders, and Cerberus Business Finance, LLC, as administrative agent and collateral agent.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aurora Diagnostics Holdings, LLC
April 3, 2015	/s/ Michael C. Grattendick
Michael C. Grattendick
Vice President, Controller, and Treasurer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
10.2

Waiver to Financing Agreement dated as of March 31, 2015, by and among Aurora Diagnostics Holdings, LLC, as guarantor, Aurora Diagnostics, LLC, as borrower, certain subsidiaries of the Aurora Diagnostics Holdings, LLC, parties thereto, as guarantors, various lenders from time to time party thereto, and Cerberus Business Finance, LLC, as the administrative agent and collateral agent.